Exhibit 4.4

                          SUBSCRIPTION ESCROW AGREEMENT


         THIS ESCROW AGREEMENT, dated as of February __, 1998 ("Escrow Agreement"), is by and between LOCKHART CARIBBEAN CORPORATION, a U.S. Virgin Islands corporation ("Issuer"); and THE CHASE MANHATTAN BANK, a New York State chartered bank, as Escrow Agent hereunder ("Escrow Agent"), and ACS FINANCIAL & SECURITIES SERVICES ("ACS").


                                   BACKGROUND


         A. In accordance with the Offering Document, subscribers to the Units (the "Subscribers" and individually, a "Subscriber") will be required to submit to ACS payment for their respective investments at the time they enter into subscription agreements.

         B. In accordance with the Offering Document, all payments shall be promptly forwarded by ACS to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

         C. In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement.


                             STATEMENT OF AGREEMENT

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings when used herein:

         "Cash Investment" shall mean the number of Units to be purchased by any Subscriber multiplied by the offering price per Share of $6.50 as set forth in the Offering Document.

         "Cash Investment Instrument" shall mean a check, money order [or wire transfer], made payable to the "The Chase Manhattan Bank, Escrow Account," in full payment for the Units to be purchased by any Subscriber.


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         "Class A Common  Stock" shall mean the Issuer's  Class A Common  Stock, par value $.01 per share.

         "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, together with any interest and other income thereon.

         "Minimum Offering" shall mean 1,153,846 Units.

         "Minimum Offering Notice" shall mean a written notification, signed by the Issuer, which shall specify that subscriptions for the Minimum Offering have been received; that, to the best of Issuer's knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Units equal to or greater than the Minimum Offering have been received, deposited with and collected by Escrow Agent; and that such subscriptions have not been withdrawn, rejected or otherwise terminated.

         "Pro Rata Basis," with respect to the allocation among Subscribers of interest and other earnings held in the Escrow Funds, shall mean, for each Subscriber, the Subscriber's Cash Investment multiplied by the number of days the Cash Investment of such Subscriber was held in interest-bearing investments pursuant to Section 6 hereof, multiplied by the average yield earned on the Escrow Funds during such period of days.

         "Subscriber" or "Subscribers" shall have the meaning set forth in the section of this Escrow Agreement titled "Background".

         "Subscription Accounting" shall mean an accounting by ACS of all subscriptions for Units received and delivered to the Escrow Agent as of the date of such accounting, indicating for each subscription the Subscriber's name, social security number and address, the number and total purchase price of subscribed Units, the date of receipt by Escrow Agent of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by the Escrow Agent, or other termination, for whatever reason, of such subscription.

         "Units" shall mean a Unit, consisting of one share of Class A Common Stock and a warrant to purchase one-tenth of one share of Class A Common Stock.

         2. Appointment of and Acceptance by Escrow Agent. Issuer hereby appoints Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

         3. Deposits into Escrow. a. Upon receipt by ACS of any Cash Investment Instrument for the purchase of Units and after processing a Subscriber's subscription agreement,


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ACS shall forward to Escrow  Agent,  by 12:00 noon of the next business day, the
Cash Investment Instrument for deposit into the following escrow account:

                           The Chase Manhattan Bank
                           ABA # _________, AC #_______
                           ATTN:  _____________________
                           for Lockhart Caribbean Corporation Escrow Account Notify (___) _____________

         ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST ISSUER UNTIL RELEASED TO ISSUER IN ACCORDANCE WITH SECTION 4(a) HEREOF.

         b.  Issuer   understands   and  agrees  that  all  checks  and  similar
instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with
Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent's sole obligation shall be to notify
Issuer of such dishonor and to return such Cash Investment Instrument to the Issuer to take whatever action it deems necessary. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment of the funds represented thereby has been made by Escrow Agent, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

         Upon receipt of any Cash Investment Instrument that represents payment less than or greater than the Cash Investment, ACS's sole obligation shall be to notify the Issuer of such fact and to return such Cash Investment Instrument.

         c. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, "The Chase Manhattan Bank, Escrow Account," and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

         4. Disbursements of Escrow Funds.

         a. Completion of Minimum Offering. Subject to the provisions of Section 10 hereof, Escrow Agent shall pay to Issuer the liquidated value of the Escrow Funds, by check or by wire transfer, no later than fifteen (15) business days following receipt of the following documents:


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               (1)  A Minimum Offering Notice;

               (2) Subscription Accounting, substantiating the sale of the Minimum Offering;

               (3) The documents described on Exhibit A attached hereto and incorporated herein by reference; and

               (4) Such other certificates, notices or other documents as Escrow Agent shall reasonably require.

         Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Escrow Funds to Issuer if Escrow Agent has grounds to believe that
(a) Cash Investment Instruments in full payment for that number of Units equal to or greater than the Minimum Offering have not been received, deposited with and collected by the Escrow Agent, or (b) any of the certifications and opinions set forth in the documents described in Exhibit A attached hereto are incorrect or incomplete.

         After the initial disbursement of Escrow Funds to Issuer pursuant to this Section 4(a), Escrow Agent shall pay to Issuer any additional funds received with respect to the Units, by check or wire transfer, no later than fifteen (15) business days after receipt.

         b. Rejection of Any Subscription or Termination of the Offering. No later than fifteen (15) business days after receipt by Escrow Agent of written notice (i) from Issuer that Issuer intends to reject a Subscriber's subscription, (ii) from Issuer that there will be no closing of the sale of Units to Subscribers, or (iii) from the SEC or any other federal or state regulatory authority that a stop order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, Escrow Agent shall deliver funds held to ACS who shall pay to the applicable Subscriber(s), by check and by first class mail, the amount of the Cash Investment paid by each Subscriber, and shall pay as soon as practicable to the applicable Subscriber(s), by check and by first class mail, each Subscriber's share of income earned on the Escrow Funds, each such share to be calculated on a Pro Rata Basis by ACS.

         c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Minimum Offering Notice on or before February __, 1999, Escrow Agent shall, within fifteen (15) business days after such date and without any further instruction or direction Issuer, deliver funds on deposit to ACS who shall return to each Subscriber, by check and by first class mail, the Cash Investment made by such Subscriber, and shall pay as soon as practicable to the applicable Subscriber(s), by check and by first class mail, each Subscriber's share of income earned on the Escrow Funds, each such share to be calculated on a Pro Rata Basis by ACS.

         5. Suspension of Performance or Disbursement Into Court. If, at any time, there shall exist any dispute between Issuer, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of any portion of the Escrow Funds or any other


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obligations of Escrow Agent hereunder,  or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if Issuer has not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

         a. suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the reasonable satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 6 hereof; and/or

         b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in New York, New York, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any reasonable delay in the disbursement of funds held in the Escrow Funds or any reasonable delay in or with respect to any other action required or requested of Escrow Agent.

         6. Investment of Funds. Escrow Agent shall invest and reinvest the Escrow Funds in The Chase Manhattan Bank 100% all Treasury Mutual Fund known as the Vista Funds. The foregoing investment shall be made in the name of Escrow Agent in its stated capacity as escrow agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Issuer, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit after eleven o'clock, a.m., New York City time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New York City, are open for business.

         7. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to the Issuer or may be removed, with or without cause, by the Issuer at any time by the giving of ten (10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, the Issuer shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any

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appointment  as  Escrow  Agent  hereunder  by a  successor  Escrow  Agent,  such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, provided that all Escrow Funds held by the retiring Escrow Agent are first paid to the successor Escrow Agent, and such retiring Escrow Agent shall not be discharged from any liability for actions taken as escrow agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

         8. Liability of Escrow Agent.

         a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's gross negligence or willful misconduct. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds or any account in which Escrow Funds are deposited or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Issuer, ACS and/or any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by Issuer, ACS or any Subscriber of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Issuer or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Issuer shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

         b. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be

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stayed or enjoined by any court order, or in case any order,  judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         c. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         d. It is understood that the Escrow Agent and the beneficiary's bank in any fund transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

         e. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

         f. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

         9. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Issuer shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent solely when such person is acting on behalf of the Escrow Agent in its capacity as Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, reasonable costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses)

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incurred by or asserted  against any of the  Indemnified  Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Issuer, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Issuer in writing, and Issuer shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Issuer shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by Issuer pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. Any Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be paid by Issuer. The obligations of Issuer under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         10. Compensation to Escrow Agent.

         a. Fees and Expenses. Issuer shall compensate Escrow Agent for its services hereunder in accordance with Exhibit B attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the foregoing compensation and reimbursement obligations shall be payable by Issuer upon demand by Escrow Agent. The obligations of Issuer under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         b. Disbursements from Escrow Funds to Pay Escrow Agent. The Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (to the extent of Issuer's rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow Agent shall notify Issuer of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements.


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



         c. Security and Offset. Issuer hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Issuer's rights thereto) to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (to the extent of Issuer's rights thereto.) If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Issuer shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

         11.   Representations  and  Warranties.   Issuer  makes  the  following
representations and warranties to Escrow Agent:

         a. Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the U.S. Virgin Islands, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

         b. This Escrow Agreement has been duly approved by all necessary corporate action of Issuer, including any necessary shareholder approval, has been executed by duly authorized officers of Issuer, and constitutes a valid and binding agreement of Issuer, enforceable in accordance with its terms.

         c. The execution, delivery, and performance by Issuer of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Issuer, any applicable law or regulation, any court order or administrative ruling or decree to which Issuer is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Issuer is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Offering Document, and the allocation of interest and other earnings to Subscribers, as set forth in Sections 4(b) and 4(c) hereof, has been properly described therein.

         d. No party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

         e. Issuer hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Units or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Units other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

         f. All of the representations and warranties of Issuer contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

         12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the __________________________________
shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

         13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows, except with respect to the Escrow Agent as to which date shall be deemed to have been given on the date received by the Escrow Agent:

         If to Issuer at:             Lockhart Caribbean Corporation
                                      P.O. Box 7020
                                      St. Thomas, US Virgin Islands  00801
                                      ATTENTION:  John P. deJongh, Jr.
                                      Facsimile Number:  (340) 776-1940

         If to the Escrow             The Chase Manhattan Bank
         Agent at:                    450 West 33rd Street
                                      New York, New York  10001
                                      ATTENTION:  Escrow Administrator
                                      Facsimile Number:  (212) 946-8156

or to such other address as each party may designate for itself by like notice. The Issuer shall provide the Escrow Agent with its Tax Identification Number
(TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         14. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Issuer, ACS and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         15. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

         16. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

         17. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in the Agreement.

         18. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Issuer and Escrow Agent.

         19. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

         20. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

         21. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Issuer and become pecuniarily interested in any transaction in which the Issuer may be interested, and contract and lend money to the Issuer and otherwise act as fully and freely as though it were not

Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Issuer or any other entity.

         22. Successors. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

         23. Assignment. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                         LOCKHART CARIBBEAN CORPORATION

[CORPORATE SEAL]

ATTEST:                                  By:    ______________________________
                                         Title: ______________________________
--------------------
      Secretary



                                         THE CHASE MANHATTAN BANK
                                         as Escrow Agent



                                         By:    ______________________________
                                         Title: ______________________________


                                         ACS FINANCIAL & SECURITIES SERVICES



                                         By:    ______________________________
                                         Title: ______________________________

                                    Exhibit A

                          Additional Documents Required
                           for Release of Escrow Funds
                            Pursuant to Section 4(a)


1. Certificate of John P. deJongh, Jr., President and Chief Operating Officer of Issuer, that (a) the Offering Document has been declared effective under the Securities Act of 1933, and (b) no stop order has been issued by the SEC in connection with the Offering Document or the offering of Units pursuant thereto; and

2. An opinion of counsel that (a) the Offering Document has been declared effective under the Securities Act of 1933, and (b) to the best of its knowledge, no stop order has been issued by the SEC in connection with the Offering Document or the offering of Units pursuant thereto.

                                    EXHIBIT B

o 12.5 basis points on the highest value of collateral held on deposit subject to a minimum of $5,000 per annum, or any par thereof without proration for partial years (includes investment in a Chase Manhattan Bank Money Market Account or The Chase Manhattan Bank Mutual Fund known as the Vista Fund). This fee also includes the initial legal review of documentation.

o        $75 per investment (excludes Money Market or Vista Fund investments).

                                    Exhibit C

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions

If to Issuer:

         Name                                   Telephone Number

1._____________________________                 ________________________________

2._____________________________                 ________________________________

3._____________________________                 ________________________________